Exhibit 23.3

COACH Legal Professional Corporation
Yurakucho Denki Building South Tower 4F,
1-7-1 Yurakucho, Chiyoda-ku,
Tokyo 100-0006 Japan
Phone:+81-3-6268-0448

September 26, 2024

Dear Sirs,

LETTER OF CONSENT

1. We, Messrs. COACH Legal Professional Corporation, hereby consent to the references to our corporation under the mentions of “COACH Legal Professional Corporation” in connection with the registration statement of BloomZ Inc. (the “Company”) on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 (as amended).

2. Further, we hereby consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

3. In giving such consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, or under the U.S. Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Thank you.

Yours faithfully,

for and on behalf of

COACH Legal Professional Corporation

/s/ Kazuhiro Endo

Kazuhiro Endo

Representative Member